Exhibit 99.906CERT

EXHIBIT (B)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form N-CSR for U.S. Global Investors Funds (the Registrant) for the period ended December 31, 2012, as furnished to the Securities and Exchange Commission (the “Report”), the undersigned officers of the Registrant hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each such officer’s knowledge and belief:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as applicable; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Frank E. Holmes
Frank E. Holmes
President, Chief Executive Officer

Date:	March 8, 2013

By:	/s/ Catherine A. Rademacher
Catherine A. Rademacher
Treasurer

Date:	March 8, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.